                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-00175, 33-16187, 33-00176, 2-76657, 2-
91931, 33-16188, 33-38361, 2-40012, 2-87193, 2-61721, 2-89418, 33-38360, 33-
38361, 33-52760, 33-52758, 33-52756, 33-52762, 333-16113, 333-56119, 333-56752
and 333-62759) and Form S-3 (File No. 333-61741) of Keane, Inc. of our report dated February 26, 1999 relating to the financial statements which appears in this Form 10-K.



                                        /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 29, 2001